Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS RESULTS FOR FIRST QUARTER 2016

•	Adjusted Net Income up 14.5 percent; Adjusted Earnings per Share rises to $0.09

•	Grew franchise and other fee based revenue 6.9 percent

•	Grew development pipeline to highest level since 2008

•	Re-affirms 2016 RevPAR and Adjusted EBITDA guidance

•	Commenced a $100 million share repurchase program

IRVING, Texas (April 27, 2016) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its first quarter 2016 results.

First Quarter 2016 Highlights

•	Solidified key senior leadership positions with the permanent appointments of the Chief Executive Officer and the Chief Financial Officer and, subsequent to quarter end, the Chief Operating Officer

•	Cash flow generation remained strong, as demonstrated by $84.3 million of Total Adjusted EBITDA

•	Adjusted Earnings per Share increased by $0.01 to $0.09; GAAP Net Loss per Share was $0.31, including the impact of a non-cash impairment charge of $0.40 per share, net of tax

•	Adjusted Net Income increased 14.5 percent to $11.2 million; GAAP Net Loss was $38.8 million, including the impact of a non-cash impairment charge of $50.0 million, net of tax

•

System-wide comparable RevPAR decreased 2.5 percent, ADR remained unchanged and occupancy decreased 165 basis points; excluding properties located in STR-defined “oil tracts”, RevPAR decreased 0.5 percent

•	Opened 5 franchised hotels totaling approximately 650 rooms, including the eighth location in Mexico

•

Increased franchise pipeline to 232 hotels, the highest level since 2008, representing over 20,500 additional rooms, including new franchise agreements for key locations in Lake Buena Vista, Florida and downtown Chattanooga, Tennessee

•	Commenced a second $100 million share repurchase program, acquiring a total of $25 million of shares as of March 31, 2016 and a total of $61 million of shares through April 22, 2016

Overview

Keith A. Cline, President & Chief Executive Officer of La Quinta, said, “As expected, the first quarter of 2016 was impacted by the pullback in oil pricing and production.  During the first quarter, system-wide comparable RevPAR decreased 2.5 percent compared to the strong 8.2 percent RevPAR growth that we realized in the first quarter of last year.  Excluding the STR-defined oil tracts, our first quarter RevPAR would have been down 50 basis points as compared to last year.  We continue to expect RevPAR comparisons to become more favorable as we move through the remainder of 2016.”

Also during the first quarter, we began to execute on our strategic initiatives which are designed to drive consistency in our hotels and guest experience, and drive engagement with our brand. Most significantly, during the first quarter, we identified approximately 50 owned hotels as candidates for disposition in the near-term. We are also excited to add John Cantele to our leadership team as Executive Vice President and Chief Operating Officer.  With his extensive experience in growing multiple select service brands at Hyatt, we are confident that John will be instrumental in advancing our strategy.”

Mr. Cline continued, “On the development front, we continued to grow our footprint by opening five hotels, including key locations at the Atlanta airport and our eighth open location in Mexico. Interest in growing the La Quinta brand from our franchise partners remains strong with the signing of 12 new franchise agreements during the quarter, growing our pipeline to 232 hotels. We remain focused on delivering strong performance through the quality and consistency of our guest experience, as well as on creating long-term shareholder value.”

The results of operations for the Company for the three months ended March 31, 2016 and 2015 include the following highlights (1) ($ in thousands, except per share amounts):

	Three months ended March 31,
	2016	2015	% chg
Total Revenue	$241,771	$248,106	-2.6%
Franchise and Management Segment Adj. EBITDA	26,220	25,753	1.8%
Owned Hotels Segment Adj. EBITDA	68,253	76,188	-10.4%
Total Adj. EBITDA	84,297	90,004	-6.3%
Total Adj. EBITDA margin	34.9%	36.3%
Operating Income Margin	-18.8%	13.3%
Adj. Operating Income Margin	15.6%	15.3%

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015		% Change
	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS
Adjusted Net Income Attributable to La Quinta Holdings' stockholders(1)	$11,231	$0.09	$9,805	$0.08	14.5%	12.5%
Net (Loss) Income Attributable to La Quinta Holdings' stockholders (2)	(38,775)	(0.31)	6,142	0.05	NM(3)	NM(3)

(1)

Please see the schedules to this press release for a reconciliation of the adjusted results of operations to the most directly comparable financial measures calculated in accordance with Generally Accepted Accounting Principles, as well as a discussion of the adjustments made.

(2)

Net (loss) income for the three month period ended March 31, 2016, includes an impairment charge of $83.3 million related to the reduced holding period of the one hotel identified as held for sale and of the approximately 50 hotels identified as candidates for sale in the near-term.

(3)	Changes in terms of percentages is not meaningful.

Comparable hotel statistics	Three months ended March 31, 2016	Variance three months ended March 31, 2016 vs. 2015
Owned Hotels
Occupancy	62.9%	-237 bps
ADR	$84.06	0.2%
RevPAR	$52.84	-3.4%
Franchised Hotels
Occupancy	62.0%	-86 bps
ADR	$87.86	-0.2%
RevPAR	$54.48	-1.6%
System-wide
Occupancy	62.5%	-165 bps
ADR	$85.85	0.0%
RevPAR	$53.62	-2.5%

Development

During the first quarter, the Company opened five franchised hotels with approximately 650 rooms, with net franchise units remaining unchanged. As of March 31, 2016, the Company had a pipeline of 232 franchised hotels totaling over 20,500 rooms, to be located in the United States, Mexico, Colombia, Nicaragua, Guatemala and Chile. The Company believes this pipeline represents a significant embedded growth opportunity for the brand.

The Company’s system-wide portfolio, as of March 31, 2016, is located across 48 states in the U.S., as well as in Canada, Mexico and Honduras. The portfolio includes:

	March 31, 2016		March 31, 2015
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	340	43,400	352	44,800
Joint Venture	1	200	1	200
Franchised	545	44,100	517	41,700
Totals	886	87,700	870	86,700

(1)	For March 31, 2016, Owned includes 14 hotels (1,700 rooms) designated as assets held for sale, which are subject to a definitive purchase agreements.

Owned Hotel Portfolio

During the third quarter of 2015, the Company entered into a definitive purchase and sale agreement for the sale of 24 of its owned hotels. Of these 24 hotels, 11 were sold during the fourth quarter of 2015, three have closed since the end of the first quarter, and the Company currently expects to close the sale of the remaining 10 before the end of the second quarter of 2016.  In addition, during the first quarter of 2016, the Company entered into a definitive purchase and sale agreement for the sale of one of its owned hotels located in Orlando, Florida, recorded an associated impairment charge of approximately $3 million related to the reduced assumed holding period and classified this hotel as held for sale.

At the end of the first quarter of 2016, the Company identified approximately 50 additional owned hotels as candidates for sale in the near-term and, as such, the Company recorded an impairment charge of $80 million related to the reduced assumed holding period for these assets. The Company believes that a sale of these hotels will have many benefits, including improvement of the consistency of the product and various key operating metrics; the opening of markets to new franchise development as the vast majority of these hotels will be removed from the La Quinta system; and provision of additional available cash.

Balance Sheet and Liquidity

As of March 31, 2016, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap. During the first quarter of 2016, the Company repurchased 2.0 million of its shares for an aggregate purchase price of approximately $25 million, with $75 million authorized for future repurchases.  Since the end of the first quarter, the Company has repurchased additional shares, bringing the current program total to approximately 4.9 million shares for an aggregate purchase price of approximately $61 million as of April 22, 2016.  Total cash and cash equivalents was $83.3 million as of March 31, 2016.

Outlook

Based upon management’s current estimates, the Company is reaffirming its guidance for full year 2016:

Guidance
RevPAR growth on a system-wide comparable hotel basis	1.0 percent to 3.0 percent
Adjusted EBITDA	$367 million to $384 million
Franchise hotel openings	55 to 60

This outlook does not reflect the impact of any additional sales of owned hotels beyond the 13 remaining properties from the group of 24 properties previously discussed under “Owned Hotel Portfolio” above.  In particular, it does not reflect the sale of the approximately 50 additional assets discussed under “Owned Hotel Portfolio” above.

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss first quarter 2016 results on Wednesday, April 27, 2016 at 5:00 p.m. Eastern Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8 p.m. Eastern Time on April 27, 2016 through midnight Eastern Time on May 11, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13629955. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 880 properties representing approximately 87,500 rooms located in 48 states in the U.S., and in Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2016	2015
Revenues:
Room revenues	$209,473	$217,715
Franchise and other fee-based revenues	22,192	20,757
Other hotel revenues	4,831	4,576
	236,496	243,048
Brand marketing fund revenues from franchise properties	5,275	5,058
Total revenues	241,771	248,106
Operating expenses:
Direct lodging expenses	98,912	97,505
Depreciation and amortization	38,297	41,763
General and administrative expenses	25,998	35,151
Other lodging and operating expenses	15,682	17,007
Marketing, promotional and other advertising expenses	19,784	18,709
Impairment loss	83,343	—
	282,016	210,135
Brand marketing fund expenses from franchise properties	5,275	5,058
Total operating expenses	287,291	215,193
Operating (loss) income	(45,520)	32,913
Other income (expenses):
Interest expense, net	(20,306)	(22,771)
Other income	983	512
Total other income (expenses)	(19,323)	(22,259)
(Loss) Income before income taxes	(64,843)	10,654
Income tax benefit (expense)	26,119	(4,340)
Net (loss) income	(38,724)	6,314
Less: net income attributable to noncontrolling interests	(51)	(172)
Net (loss) income attributable to La Quinta Holdings’ stockholders	$(38,775)	$6,142

RECONCILIATIONS

The tables below provide a reconciliation of EBITDA and Adjusted EBITDA to Net Income, a reconciliation of Adjusted Operating Income to Operating Income, a reconciliation of Adjusted Net Income and Adjusted Earnings Per Share to Net Income and Earnings Per Share, and a reconciliation of Adjusted EBITDA to Adjusted Net Income with respect to our outlook. We believe this financial information provides meaningful supplemental information. We further believe the presentation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share provides meaningful information because it excludes the impact of certain special items and/or certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook.  See the definitions of “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income” and “Adjusted Earnings Per Share” for a further explanation of the use of these measures.

ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Operating (loss) income	$(45,520)	$32,913
Interest expense, net	(20,306)	(22,771)
Other income	983	512
Income tax benefit (expense)	26,119	(4,340)
Income from noncontrolling interest	(51)	(172)
Net (Loss) Income Attributable to La Quinta Holdings’ stockholders	(38,775)	6,142
Interest expense	20,364	22,782
Income tax (benefit) expense	(26,119)	4,340
Depreciation and amortization	38,525	41,969
Non-controlling interest	51	172
EBITDA	(5,954)	75,405
Fixed asset impairment loss	83,343	—
Loss on retirement of assets	—	161
(Gain) loss related to casualty disasters	(669)	805
Equity based compensation	2,490	8,969
Amortization of software service agreements	2,147	1,892
Other losses, net	2,940	2,772
Adjusted EBITDA	$84,297	$90,004

SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Revenues:
Owned hotels	$215,555	$223,450
Franchise and management	26,220	25,753
Segment revenues	241,775	249,203
Other fee-based revenues from franchised properties	5,275	5,058
Corporate and other	29,123	29,409
Intersegment elimination	(34,402)	(35,564)
Total revenues	$241,771	$248,106
Adjusted EBITDA:
Owned hotels	$68,253	$76,188
Franchise and management	26,220	25,753
Segment Adjusted EBITDA	94,473	101,941
Corporate and other	(10,176)	(11,937)
Total Adjusted EBITDA	$84,297	$90,004

ADJUSTED OPERATING INCOME NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Operating (loss) income	$(45,520)	$32,913
Expense for the conversion of long term incentives (1)	—	5,058
Impairment loss	83,343	—
Adjusted operating income	$37,823	$37,971

(1)

During the three months ended March 31, 2015, we incurred $5.1 million in General and administrative expenses related to the issuance of unvested restricted stock related to long term incentives on April 14, 2014, the date of the Company’s initial public offering.  These shares fully vested on April 14, 2015.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months ended March 31, 2016		Three months ended March 31, 2015

	Net (Loss) Income	Basic and Diluted Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net Income Attributable to La Quinta Holdings' stockholders	$(38,775)	$(0.31)	$6,142	$0.05
Expense for the conversion of long term incentives, net of tax (1)	—	—	3,113	0.02
Secondary offering expenses, net of tax (2)	—	—	550	0.01
Impairment loss, net of tax	50,006	0.40	—	—
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$11,231	$0.09	$9,805	$0.08
Weighted average common shares outstanding, basic		123,615		128,390
Weighted average common shares outstanding, diluted		123,615		129,951
(1)

During the three months ended March 31, 2015, we incurred $5.1 million in General and administrative expenses related to the issuance of unvested restricted stock related to long term incentives on April 14, 2014, the date of the Company’s initial public offering.  These shares fully vested on April 14, 2015.

(2)

Expense was recognized in general and administrative expenses during the three months ended March 31, 2015 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2016

(unaudited, in thousands)

	Year Ending December 31, 2016
	Low Case	High Case
Adjusted Net income Attributable to La Quinta Holdings’ stockholders (1)	$67,080	$77,280
Interest expense (2)	82,000	82,000
Income tax provision	44,720	51,520
Depreciation and amortization (3)	158,000	158,000
Non-controlling interest	500	500
EBITDA	352,300	369,300
Share based compensation expense (4)	14,700	14,700
Adjusted EBITDA	$367,000	$384,000

(1)

This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to adjusted net income attributable to La Quinta Holdings’ stockholders that excludes the impact of certain items that are not expected to have an ongoing effect on our operations.

(2)

Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap, commitment fees for the undrawn balance of our revolving credit facility, and amortization of deferred financing costs.

(3)	Includes the amortization of software service agreements.
(4)	Reflects equity based compensation expense.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Adjusted operating (loss) income” represents the Company’s reported operating (loss) income, adjusted to exclude the impact of items not indicative of ongoing operating performance. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in the Company’s operating results.

“Adjusted Net Income” and “Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Adjusted Net Income and Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to our owned, franchised and managed hotel portfolios.